UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 18, 2021

Revance Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36297	77-0551645
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1222 Demonbreun Street, Suite 1001, Nashville, Tennessee, 37203
(Address of principal executive offices and zip code)

(615) 724-7755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“RVNC”	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 22, 2021, Revance Therapeutics, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2020 and the Company's financial outlook for 2021. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On February 19, 2021, the Board of Directors (the “Board”) of the Company approved, effective as of March 1, 2021, an increase in the size of the Board from nine to eleven directors and the appointment of Carey O’Connor Kolaja and Olivia C. Ware to fill the newly created directorships. Ms. Kolaja has been designated as a Class III director, whose term will expire at the Company’s annual meeting of stockholders in 2023, and Ms. Ware has been designated as a Class I director, whose term will expire at the Company’s annual meeting of stockholders in 2021 (the “2021 annual meeting”).
The appointments of Ms. Kolaja and Ms. Ware were recommended to the Board by its Nominating and Corporate Governance Committee. The Board has determined that each of Ms. Kolaja and Ms. Ware satisfies all of the other independence criteria set forth in the Nasdaq rules, and is therefore “independent” for purposes of serving on the Board. Effective on the date of the 2021 annual meeting, Ms. Kolaja is expected to serve as a member of the Brand Strategy Committee and the Compensation Committee, and Ms. Ware is expected to serve as a member of the Nominating and Corporate Governance Committee, and the Science and Technology Committee.
In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, as recently amended (the “Policy”), each of Ms. Kolaja and Ms. Ware is entitled to receive a $50,000 annual retainer for service as a Board member. Following the effectiveness of their appointment to Board committees: (1) Ms. Kolaja will be entitled to receive an additional $7,500 annual retainer for service as a member of the Brand Strategy Committee and an additional $7,500 annual retainer for service as a member of the Compensation Committee; and (2) Ms. Ware will be entitled to receive an additional $7,500 annual retainer for service as a member of the Nominating and Corporate Governance Committee and an additional $7,500 annual retainer as a member of the Science and Technology Committee.
On the effective dates of their appointments, each of Ms. Kolaja and Ms. Ware will be granted an initial equity award with a target total equity value of $350,000, which amount reflects the initial equity grant value under the Policy, delivered half in the form of a nonstatutory stock option and half in the form of a restricted stock award. The number of shares of common stock underlying the option will be calculated in accordance with the Black-Scholes option pricing model utilizing the thirty-day trailing average closing stock price of our common stock preceding the date of grant (the “Thirty-Day Trailing Average”). The number of shares of common stock underlying the restricted stock award will be determined by dividing the applicable grant value by the Thirty-Day Trailing Average. The exercise price of the options will equal the fair market value of our common stock on the date of grant, and the option and restricted stock awards will vest on the one-year anniversary of the date of grant, subject to each director’s continued service as a director through the vesting date.
On the date of the 2021 annual meeting, Ms. Kolaja and Ms. Ware will also receive an annual equity grant, which amount reflects the annual equity grant value under the Policy of $225,000, prorated for the number of months served until the date of the 2021 annual meeting. The annual equity grant will be delivered half in the form of a nonstatutory stock option and half in the form of a restricted stock award, and the number of shares of common stock subject to the awards will be determined in the same manner as the initial equity grants. The exercise price of the options will equal the fair market value of our common stock on the date of grant, and the options and restricted stock awards will vest on the one-year anniversary of the date of grant, subject to each director’s continued service as a director through the vesting date.

The Company also expects to enter into the Company’s standard form of indemnification agreement with each of Ms. Kolaja and Ms. Ware. The indemnification agreement provides, among other things, that the Company will indemnify each director for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Amended and Restated Bylaws. The form of indemnification agreement was previously filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-193154), as amended, as filed on January 27, 2014, and is incorporated herein by reference.
There are no arrangements or understandings between Ms. Kolaja or Ms. Ware and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Kolaja and Ms. Ware and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Kolaja or Ms. Ware and the Company.
Additionally, on February 18, 2021, Phyllis Gardner and Robert Byrnes informed the Board of such director’s intention to retire from the Board effective on the date of the 2021 annual meeting, which, for Dr. Gardner, is the end of her current term. The Board size will be reduced to nine directors effective immediately prior to the 2021 annual meeting. Dr. Gardner and Mr. Byrnes are retiring in connection with the Company’s 12-year director tenure policy and not as a result of any disagreement on any matter relating to the Company’s operations, policies, or practices.
A copy of the Company’s press release dated February 22, 2021 announcing the appointment of Ms. Kolaja and Ms. Ware to the Board is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.
The Company issued a press release on February 22, 2021, announcing results from its Phase 2 clinical trial of investigational drug candidate DaxibotulinumtoxinA for Injection for the treatment of adults with moderate to severe upper limb spasticity. A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 8.01 OTHER EVENTS.
On February 22, 2021 the Company announced topline data from its JUNIPER Phase 2, randomized, double-blind, placebo-controlled, multi-center clinical trial of its investigational drug candidate DaxibotulinumtoxinA for Injection for the treatment of adults with moderate to severe upper limb spasticity.
The JUNIPER study was designed to evaluate the efficacy and safety of DaxibotulinumtoxinA for Injection for adults with upper limb spasticity after stroke or traumatic brain injury and to identify a viable dose to advance into a Phase 3 program. Three doses (250 units, 375 units, 500 units) were studied and subjects were randomized in a 1:1:1:1 ratio across the active doses or placebo. The trial was originally designed to include 128 subjects. Due to the ongoing COVID-19 challenges related to continued subject enrollment and the scheduling of in-person study visits, the Company made the decision in June 2020 to curtail enrollment at 83 subjects.
The study’s co-primary endpoints were improvement from baseline in the Modified Ashworth Score (“MAS”) and the Physician Global Impression of Change (“PGIC”) score at Week 6. In the JUNIPER study, proof of concept was demonstrated with all three doses being numerically higher than placebo for the improvement in the MAS score, with the 500-unit dose demonstrating a clinically meaningful and statistically significant reduction from baseline in muscle tone versus placebo (p=0.0488). Additionally, each of the three doses demonstrated a numerical improvement compared with placebo on the PGIC assessment but did not reach statistical significance.
The study was designed to run for up to 36 weeks, with the co-primary measures: mean change from baseline in muscle tone measured with the MAS in SMG of the elbow, wrist, or finger flexors at Week 6; and mean score of the PGIC at

Week 6. The first 73 subjects, who were dosed before enrollment was paused in March due to the COVID-19 pandemic, were followed up for 36 weeks, and the succeeding 10 subjects were followed up to Week 12.
On a key secondary endpoint, DaxibotulinumtoxinA for Injection delivered a median duration of at least 24 weeks across all three doses. Duration of effect was defined as the time from injection (in weeks) until the loss of improvement as measured by the MAS (for the suprahypertonic muscle group or SMG) and the PGIC, or a request for retreatment by the subject.
All three doses of DaxibotulinumtoxinA for Injection were generally safe and well tolerated with no increase in the incidence of adverse events observed in the higher dose treatment groups. The majority of treatment-related adverse events were mild or moderate in severity.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Number	Description
99.1	Press Release date February 22, 2021.
99.2	Press Release dated February 22, 2021 regarding director appointments
99.3	Press Release dated February 22, 2021 regarding JUNIPER trial results
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 22, 2021	Revance Therapeutics, Inc.

		By:	/s/ Tobin C. Schilke
Tobin C. Schilke
Chief Financial Officer